SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GroveWare Technologies Ltd.

(Exact name of registrant as specified in its charter)

Nevada	26-1265381
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1006 - 20 Eglinton Ave. W. Toronto, Ontario, Canada	M4R 1K8
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-165074

(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.001

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of securities contained in Registrant’s Registration Statement on Form S-1, as amended, filed with the commission (File No. 333-165074) is incorporated by reference into this registration statement.

Item 2. Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated April 6, 2012(1)
2.2	Assignment of Assets Agreement, dated April 6, 2012(1)
3.1	Articles of Incorporation(2)
3.2	Certificate of Amendment(3)
3.3	Certificate of Change(3)
3.4	Bylaws(2)
10.1	Exclusive Master License Agreement, dated December 31, 2009(1)
10.2	Factoring and Security Agreement, dated October 21, 2010(1)

(1)	Incorporated by reference to the Current Report on Form 8-K filed on April 10, 2012
(2)	Incorporated by reference on Form S-1 of the Company's Registration Statement filed on February 25, 2010.
(3)	Incorporated by reference to the Current Report on Form 8-K filed on May 17, 2012

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE: July 10, 2012

GroveWare Technologies Ltd.

By: /s/ Hrair Achkarian

Name: Hrair Achkarian

Title: Chief Executive Officer

3